Corporate Presentation August 25, 2017 Exhibit 99.3

Forward-looking statements This presentation includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. The forward-looking statements include statements relating to the impact REGENXBIO expects its proposed acquisition of Dimension Therapeutics, Inc. (Dimension) to have on the combined entity’s operations, financial condition, and financial results, and REGENXBIO’s expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and overall operational efficiencies REGENXBIO expects to realize as a result of the proposed acquisition. The forward-looking statements also include statements about REGENXBIO’s future operations, costs, cash flow, and closing of the proposed acquisition. REGENXBIO has based these forward-looking statements on its current expectations and assumptions and analyses made by REGENXBIO in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors REGENXBIO believes are appropriate under the circumstances. However, whether actual results and developments will conform with REGENXBIO’s expectations and predictions is subject to a number of risks and uncertainties, including that the proposed acquisition may not be timely completed, if at all, that Dimension shareholders will fail to approve the proposed acquisition, that the other closing conditions for the proposed acquisition (including receipt of any required regulatory approvals) may not be satisfied or waived on a timely basis or at all, the failure to close for any other reason, that the businesses of REGENXBIO and Dimension will not be integrated successfully, that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with employees, licensees, licensors or other parties with whom REGENXBIO or Dimension have business relationships, diversion of management time on merger-related issues, risks relating to the potential dilutive effect of REGENXBIO shares to be issued in the transaction, the timely development and launch of new products, the ability to obtain and maintain regulatory approval of product candidates, the ability to obtain and maintain intellectual property protection for product candidates and technology, trends and challenges in the business and markets in which REGENXBIO and Dimension operate, the size and growth of potential markets for product candidates and the ability to serve those markets, the rate and degree of acceptance of product candidates, and other factors, many of which are beyond the control or REGENXBIO and Dimension. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of REGENXBIO’s Annual Report on Form 10-K for the year ended December 31, 2016, the Annual Report on Form 10-K filed by Dimension for the year ended December 31, 2016 and comparable “risk factors” sections of REGENXBIO’s and Dimension’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the U.S. Securities and Exchange Commission (SEC) and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this presentation are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on REGENXBIO, Dimension or their respective businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this presentation. These forward looking statements speak only as of the date of this presentation. Neither REGENXBIO nor Dimension undertakes any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

REGENXBIO: seeking to improve lives through the curative potential of gene therapy Proprietary NAV® Technology Platform includes exclusive worldwide rights to over 100 AAV vectors, including AAV7, AAV8, AAV9 and AAVrh10 Expect to provide interim trial updates on RGX-314 (wet AMD) and RGX-501 (HoFH) programs by end of 2017 Management team and scientific advisors are leaders in gene therapy Eight clinical stage product candidates being developed by third-party licensees; over 20 partnered programs in total NAV Technology Platform proof-of-concept and durability supported by data from multiple clinical trials

REGENXBIO acquisition of Dimension Therapeutics Further bolsters RGNX industry-leading clinical-stage pipeline 1 Based on RGNX share price as of market close on August 24, 2017 All-stock transaction at an exchange ratio of 0.1573 RGNX shares for each Dimension share, an implied offer of $3.41 per share1 DMTX shareholders to own 10.9% of pro forma entity DMTX to become a wholly-owned subsidiary of RGNX Anticipated close by year end 2017 Transaction Overview Acquisition will add two lead product candidates to RGNX metabolic disease franchise using NAV Technology DTX301 for OTC deficiency, being studied in ongoing Phase I/II clinical trial DTX401 for GSDIa, with anticipated IND filing in early 2018 Acquisition will also add DTX201 for Hemophilia A to pipeline Partnered with Bayer, with anticipated IND filing in early 2018 RGNX will also gain access to additional sources of value Complementary capabilities, IP, and manufacturing technology Three early preclinical candidates (PKU, Wilson Disease, Citrullinemia Type I) Value-creating transaction for both RGNX and DMTX shareholders Potential to achieve multiple milestones through the end of 2018 Potential for significant synergies (financial, operational, technology) Stock transaction provides DMTX shareholders opportunity to participate in upside Rationale

Dimension pipeline Complementary addition to RGNX existing metabolic disease franchise

Overview of Dimension two lead product candidates OTC Deficiency Vector Gene ROA Special Status AAV8 OTC Intravenous Orphan Drug Designation Vector Gene ROA Special Status AAV8 G6PC Intravenous Orphan Drug Designation GSD1a

# REGENXBIO's NAV Technology Platform has been widely adopted

## *Over 20 partnered programs being developed by nine NAV Technology Licensees*

| | Research | | Preclinical | | Clinical | |
|---|---|---|---|---|---|---|
| **Target** | **Indication** | **Licensee** | **Indication** | **Licensee** | **Indication** | **Licensee** |
| Hematologic / liver | *Citrullinemia Type I* | DIMENSION THERAPEUTICS | *Hemophilia A* | DIMENSION THERAPEUTICS; BAYER | *Hemophilia A* | Shire |
| Hematologic / liver | *PKU* | DIMENSION THERAPEUTICS | *GSDIa* | DIMENSION THERAPEUTICS | *OTC Deficiency* | DIMENSION THERAPEUTICS |
| Hematologic / liver | *Wilson Disease* | DIMENSION THERAPEUTICS | | | *Crigler-Najjar* | AUDENTES |
| Hematologic / liver | | | | | *A1AT Deficiency* | ADVERUM |
| Retina | *Achromatopsia* | Biogen | | | | |
| Retina | *Choroideremia* | Biogen | | | | |
| CNS | *Parkinson's with GBA* | Prevail Therapeutics | *ALS SOD1* | avexis | *SMA* | avexis |
| CNS | *Undisclosed* | Voyager Therapeutics; genzyme | *Rett Syndrome* | avexis | *MPS IIIA* | LYSOGENE |
| CNS | | | *Undisclosed* | Voyager Therapeutics | | |
| CNS | | | *MPS IIIA* | ESTEVE | | |
| Cardiac / skeletal muscle | *Friedreich's Ataxia* | Voyager Therapeutics; genzyme | *CPVT* | AUDENTES | *XLMTM* | AUDENTES |
| Cardiac / skeletal muscle | *Friedreich's Ataxia* | ADVERUM | | | *Pompe Disease* | AUDENTES |

Proposed acquisition announced on August 25, 2017

REGENXBIO

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REGENXBIO’s lead programs Retinal Diseases Metabolic Diseases Neurodegenerative Diseases Indication Development Stage Anticipated Research Preclinical Clinical Milestones Mucopolysaccharidosis Type I (MPS I) Mucopolysaccharidosis Type II (MPS II) RGX–111 RGX–121 Interim trial update late 2017 Wet age-related macular degeneration (wet AMD) RGX–314 Internally developed product candidates Homozygous familial hypercholesterolemia (HoFH) Interim trial update late 2017 RGX–501 Orphan Drug Designation Rare Pediatric Disease Designation IND submission 2H 2017 Begin enrollment in Phase I trial 1H 2018

Internal Development Programs

RGX–314 for treatment of wet age-related macular degeneration (wet AMD) Blurring of central vision and progressive vision loss due to formation of leaky blood vessels in the eye VEGF inhibitors can prevent / reverse new blood vessel formation Frequency / uncomfortable administration of current anti-VEGF therapies affects compliance and ultimately efficacy The Disease patients >2 million estimated in U.S., E.U., Japan RGX–314 Product candidate Vector Gene AAV8 Anti-VEGF Reducing leaky blood vessel formation by giving ocular cells the ability to produce anti-VEGF Route of administration Subretinal Mechanism of action

RGX–314 – potential for long-term therapeutic anti-VEGF expression Improved AAV vector technology Potentially eliminate frequent, uncomfortable administration of current anti-VEGF therapies that affect compliance, and ultimately efficacy Current standard of care includes FDA-approved mAbs and mAb fragments that inhibit VEGF RGX-314 gene encodes an anti-VEGF mAb fragment (fab) AAV2 AAV8 RPE More efficient gene delivery to the RPE1 Leveraging current standard of care in transgene RGX-314: AAV8 encoding anti-VEGF fab + = 1 Vandenberghe et al. 2011 Science Translational Medicine

Sponsor Vector ROA Transgene Dose (GC/eye) Max. expression (ng/ml)2 AAV8 Subretinal anti-VEGF fab 1.0e11 4,992 AAV2 Subretinal sFlt 8.0e11 0.217 AAV2 Intravitreal sFLT01 2.4e10 528 RGX–314 has significant potential advantages over earlier generation candidates for wet AMD gene therapy RGX–314 expression in non-human primates1 1 Wielechowski et al. 2016 Poster session presented at the meeting of the American Society of Gene & Cell Therapy, Washington, DC 2 Maximum expression in the anterior chamber of non-human primate eyes 3 Lai et al. 2012 Gene Therapy 4 MacLachlan et al. 2011 Molecular Therapy 0 1 10 100 1,000 10,000 RGX-314 expression (ng/ml) 0 15 29 43 57 71 85 120 Days post injection 3 4 Primate 1 Primate 2 Primate 3 Primate 4

RGX–314 Phase I clinical trial in wet AMD Objectives Key inclusion criteria Male or female ≥ 50 years of age Wet AMD patients requiring frequent anti-VEGF therapy, with a documented history of response Documented response to anti-VEGF at trial entry (assessed by SD–OCT at week 1) Vision of 20/100 to 20/400 for the initial patient, then 20/63 to 20/400 for the rest of each cohort Pseudophakic (status post cataract surgery) Primary To determine the safety and tolerability of RGX-314 in patients with wet AMD Secondary Effect of RGX-314 on best corrected visual acuity (BCVA) and central retinal thickness (CRT) as measured by Spectral Domain Optical Coherence Tomography (SD-OCT) Expression of RGX-314 protein in the eye Total subjects: up to 18 Sites Six leading retinal surgery centers across the United States (US)

RGX–314 Phase I clinical trial – administration and dose escalation Expected dose escalation pathway Dose 1 n = 6 Safety review1 Dose 2 n = 6 Dose 3 n = 6 3x109 gc/eye Safety review1 1x1010 gc/eye 6x1010 gc/eye anti–VEGF injection Administration and follow-up timeline Baseline assessment Follow up Treatment evaluation 0 6 10 14 Weeks 26 1 SD–OCT assessment 2 RGX–314 administration 18 22 Safety endpoint Anti–VEGF rescue therapy if needed 54 106 Secondary endpoints 1 Dose escalation safety review to occur four weeks after final subject in each cohort has been dosed

RGX–501 for treatment of homozygous familial hypercholesterolemia (HoFH) Defective LDLR gene leads to limited / no LDL cholesterol receptors, allowing LDL to build up in bloodstream Total cholesterol levels >500 mg/dL Coronary artery disease at young age Even with existing standard of care therapies, the mean age of death is 32 years The Disease patients Approx. 11,000 worldwide RGX–501 product candidate Vector Gene Mechanism of action AAV8 LDLR Correction of defective LDLR, reducing circulating LDL cholesterol Intravenous Route of administration Orphan Drug Designation Special Regulatory Status

Familial hypercholesterolemia mice injected with AAV8 Mouse LDLR gene or control Preclinical studies using NAV Gene Therapy have shown a significant improvement in familial hypercholesterolemia mice Stable correction of cholesterol levels seen for nearly one year 0 100 200 300 400 500 600 700 800 7 21 35 60 120 180 210 240 270 300 Time (Days) Cholesterol mg/dl AAV8.mLDLR Control Baseline mLDLR Control Correction of LDLR defect prevents and induces regression of atherosclerotic lesions Source: Kassim et al. 2010 PLOS One

RGX–501 Phase I/II clinical trial in HoFH Objectives Key inclusion criteria Male or female ≥ 18 years of age Untreated and/or treated LDL-C levels and clinical presentation consistent with the diagnosis of HoFH Molecularly defined LDLR mutations at both LDLR alleles Stable concurrent allowed lipid lowering medications Statins, ezetimibe, bile acid sequestrants, PCSK9i Primary To determine the safety and tolerability of RGX-501 in patients with HoFH Secondary Percent change in LDL-C levels at 12 weeks Other lipid outcome measures Total subjects: up to 12 Sites University of Pennsylvania (Penn) as single center for RGX-501 administration Penn or selected US and international sites for treatment evaluation and follow-up

RGX–501 Phase I/II clinical trial – administration and dose escalation Expected dose escalation pathway Dose 1 n = 3 Safety review1 Dose 2 n = 3 Dose 2 n = up to 6 2.5x1012 gc/kg Safety review1 7.5x1012 gc/kg 7.5x1012 gc/kg Screening stage Follow up Treatment evaluation 0 4 8 26 12 Weeks 52 Secondary endpoints Safety endpoint Administration and follow-up timeline 1 Dose escalation safety review to occur four weeks after final subject in each cohort has been dosed RGX–501 administration

RGX–111 for treatment of mucopolysaccharidosis Type I (MPS I) Defective IDUA gene leads to reduced ability to process glycosaminoglycans (GAGs), a cellular waste product Severe GAG buildup causes neurodegeneration and early death Available treatment is inadequate to treat neurodegeneration; bone marrow transplant partially effective The Disease patients Approx. 500 – 1,000 born annually worldwide RGX–111 PRODUCT CANDIDATE Vector Gene AAV9 IDUA Replacement of IDUA, reducing GAG accumulation Intracisternal Route of administration Special Regulatory Status Mechanism of action Orphan Drug Designation Rare Pediatric Disease Designation

Preclinical studies using NAV Gene Therapy have shown a significant improvement in MPS I cats IDUA Expression in Cats Following AAV9 Delivery Substantially greater CNS correction than that observed in MPS I cats treated with BMT at similar ages, with histological correction throughout the CNS 0 50 100 150 200 0.1 1 10 100 1000 Day CSF IDUA Activity (U/ml) CMV promoter CB promoter Untreated Source: Bell et al. 2014 Molecular Therapy Cerebrum Perivascular Meninges GAG Storage Reversal in Cats Following AAV9 Delivery

# RGX–111 Phase I clinical trial in MPS I

## Objectives

- **Primary**
  - To determine the safety and tolerability of RGX-111 in MPS I patients with neurocognitive deficits
- **Secondary**
  - Effect of RGX-111 on biomarkers of IDUA activity in CSF, serum and urine
  - Effect of RGX-111 on neurocognitive deficits

## Sites

- Expected sites include leading US and international lysosomal storage disease centers

## Key inclusion criteria

- Male or female
  - First patient ≥18 years of age
  - Subsequent patients ≥6 years of age
- Documented evidence of early-stage neurocognitive deficit due to MPS I
  - A score of ≥1 standard deviation below mean on intelligent quotient testing or in one domain of neuropsychological function
  - A decline of ≥1 standard deviation on sequential testing
- No contraindications for intracisternal injection
- No contraindications for immunosuppressive therapy

***Total subjects: up to 5***

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RGX–111 Phase I clinical trial – administration and dose escalation Expected dose escalation pathway Dose 11 n = 2 Safety review2 Dose 2 n = 3 2.0x109 gc/g brain mass 1.0x1010 gc/g brain mass Screening stage Follow up Treatment evaluation 0 4 8 24 Weeks 52 Safety endpoint Administration and follow-up timeline 1 First subject to be ≥18 years of age 2 Dose escalation safety review to occur eight weeks after final subject in cohort has been dosed RGX–111 administration Immunosuppressive therapy 104 Secondary endpoints 16

RGX–121 for treatment of mucopolysaccharidosis Type II (MPS II) Defective IDS gene leads to reduced ability to process GAGs Severe GAG buildup causes neurodegeneration and early death (similar phenotype to severe MPS I) X-linked recessive disease (predominantly occurs in males) Available treatment is inadequate to treat neurodegeneration The Disease patients Approx. 500 – 1,000 born annually worldwide RGX–121 PRODUCT CANDIDATE Vector Gene AAV9 IDS Replacement of IDS, reducing GAG accumulation Intracisternal Route of administration Special Regulatory Status Mechanism of action Orphan Drug Designation Rare Pediatric Disease Designation

Preclinical studies using NAV Gene Therapy have shown a significant improvement in MPS II mice Reduction in Storage Lesions Following AAV9 Delivery Statistically significant reduction in storage lesions at all dose levels Source: Hinderer et al. 2016 Human Gene Therapy

A single transduced cell has potential to correct many other cells Cross–correction is a key treatment advantage in MPS diseases Protein secreted by transduced cells NAV Vector delivers healthy gene to cells RNA Gene NAV Vector Protein taken up by non-transduced cells 1 2 3 Protein

NAV® Technology Platform

Exclusive rights to more than 100 patents and patent applications worldwide The NAV Technology Platform is based on a broad and deep IP portfolio NAV Vectors … AAV7, AAV8, AAV9, AAVrh10 Over 100 other novel AAV sequences Sequences that are at least 95% identical to these capsids

Key features of REGENXBIO’s NAV Technology Platform Higher gene expression Longer-term gene expression Broad and novel tissue selectivity Lower immune response Improved manufacturability Long-Term Safety and Efficacy of Factor IX Gene Therapy in Hemophilia B Intravascular AAV9 Preferentially Targets Neonatal Neurons and Adult Astrocytes Key features

## NAV Vectors – higher gene expression than early generation AAV vectors

### NAV Vector AAV8: 10x–100x greater gene expression

**AAV2**



**AAV8**



### NAV Vector AAV8: More efficient gene delivery to sites of most retinal dystrophies[1]

**AAV2**

Retinal Pigment Epithelium (RPE)

Photoreceptors (PR)



**AAV8**



Retinal Pigment Epithelium (RPE)

Photoreceptors (PR)

[1] Vandenberghe et al. 2011 *Science Translational Medicine*

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Strength in AAV production and deep experience in biologics scale up and commercialization REGENXBIO | cGMP Manufacturing Natural host for AAV Robust process utilizing mammalian cell lines with known regulatory history Core in-house capability in adapting adherent cell lines to suspension cell culture-based systems Ongoing work to develop suspension culture-based process Mammalian cell-based production Deep internal knowledge of AAV characterization and production in-house Focused efforts on integrated upstream and downstream process optimization and scale-up Significant expertise and investment in quality systems and downstream analytics Agreements with multiple leading biologics CMOs for production of materials under cGMP REGENXBIO platform process transferred successfully to multiple CMO partners Leveraging flexibility and scale options at CMOs to ensure supply while managing capital investment Completed production of investigational product for all four lead product candidates in an amount which is expected to supply planned clinical trials through 2018 Advanced manufacturing and analytics laboratory opened in late 2016 Capability to progress from candidate selection to clinical material in 12 months Focus on process, quality and analytics Large-scale cGMP capacity at CMOs Clinical manufacturing status

Team and Conclusion

The REGENXBIO team Name Position Prior / Current Affiliations Ken Mills President, CEO & Co-Founder; Director Olivier Danos, Ph.D. Chief Scientific Officer Vit Vasista Chief Financial Officer Stephen Yoo, M.D. Chief Medical Officer Faraz Ali Chief Business Officer Curran Simpson SVP, Technical Operations Laura Coruzzi, Ph.D., J.D. SVP, Intellectual Property Patrick Christmas, J.D. SVP, General Counsel James Wilson, M.D., Ph.D. Scientific Founder and Special Advisor

Financial results and guidance Financial highlights Program guidance and anticipated milestones Phase I trial enrollment on-going; interim trial update late 2017 R&D expense: G&A expense: Net loss: $31 $13 $36 2017 financial guidance Expect 2017 cash burn to be between $75 million and $80 million2 Basic sharecount1: 30.9 2017 1H financials (mm) Ended 1H 2017 with $209 million in cash Raised over $87 million in gross proceeds in 1H 2017 public offering RGX-314 RGX-111 RGX-501 RGX-121 Phase I/II trial enrollment on-going; interim trial update late 2017 IND active; begin enrollment in Phase I trial 1H 2018 IND submission 2H 2017 1 As of August 4, 2017 2 Full-year 2017 cash burn guidance excludes the effect of REGENXBIO’s previously announced underwritten public offering of common stock in March 2017 and the underwriters’ exercise of their option to purchase additional shares in April 2017, which resulted in aggregate net proceeds to REGENXBIO of approximately $81.5 million, after deducting underwriting discounts and commissions and estimated offering expenses, as well as the effect of REGENXBIO’s pending acquisition of Dimension Therapeutics, Inc.

REGENXBIO: seeking to improve lives through the curative potential of gene therapy Proprietary NAV® Technology Platform includes exclusive worldwide rights to over 100 AAV vectors, including AAV7, AAV8, AAV9 and AAVrh10 Expect to provide interim trial updates on RGX-314 (wet AMD) and RGX-501 (HoFH) programs by end of 2017 Management team and scientific advisors are leaders in gene therapy Eight clinical stage product candidates being developed by third-party licensees; over 20 partnered programs in total NAV Technology Platform proof-of-concept and durability supported by data from multiple clinical trials

Thank You